                                                                     EXHIBIT 5.2

                               FIRST AMENDMENT TO
             MESA AIR GROUP, INC. 2001 KEY OFFICER STOCK OPTION PLAN

         This First Amendment to Mesa Air Group, Inc. (the "Company") 2001 Key Officer Stock Option Plan October 30, 2001 (the "Plan") is entered into as of October 23, 2003 for the purpose of amending the Plan.

         RECITALS:

         (a) On October 30, 2001, the Company adopted the Plan for the purpose of compensating the chief executive officer of the Company ("CEO") and the president and chief operating officer of the Company ("COO", together with the CEO, the "Key Officers"), inducing the entry of Key Officers into employment agreements (as to each, their "Employment Agreement") or otherwise to induce them to remain as employees of the Company, and in either event to provide an incentive for them to improve the Company's performance. Additionally, the Company adopted the Plan in order to attract and retain the caliber of officers necessary to operate the Company in today's competitive environment.

         (b) With respect to Options granted to a person subject to Rule 16b-3 of the Securities Exchange Act of 1934 or any successor rule ("Rule 16b-3"), unless otherwise determined by the Board, the Committee granting such Options shall be the entire Board or shall be comprised solely of two or more "non-employee directors" as defined by Rule 16b-3. With respect to Options granted to a "covered employee" under Section 162(m) of the Code ("Section 162(m)"), unless otherwise determined by the Board, the Committee granting such Options shall be comprised solely of two or more "outside directors" as defined by Section 162(m). With respect to Options granted to a person subject to both Rule 16b-3 and Section 162(m), unless otherwise determined by the Board, all grants will be made in a manner that complies with both Rule 16b-3 and Section 162(m). The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule.

         (c)      Congress enacted the Sarbanes-Oxley Act in 2002 which amended
Section 13 of the 1934 Securities Exchange Act. The Sarbanes-Oxley Act provided, in part, that it is unlawful for an issuer (as defined in Section 2 of the Sarbanes-Oxley Act) from directly or indirectly, including through any subsidiary, to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of that issuer.

         AGREEMENT:

         1. Section 5(d) shall be amended as follows:

         Subsection (iii) shall be deleted in its entirely from Section 5(d), and any and all subsections thereafter shall be renumbered accordingly.

         DATED to be effective as of October 23, 2003.

                                           MESA AIR GROUP, INC.

                                           By: /S/ Jonathan G. Ornstein
                                               ---------------------------------
                                               Jonathan G. Ornstein
                                               Chairman of the Board

ATTESTED BY:

By: /S/ Brian S. Gillman
    -----------------------------------
    Brian S. Gillman
    Secretary

                              MESA AIR GROUP, INC.
                       2001 KEY OFFICER STOCK OPTION PLAN

1.       PURPOSE OF THE PLAN; TYPE OF PLAN

         (a) Establishment and General Purpose. Mesa Air Group, Inc. (the "Company") hereby establishes the 2001 Key Officer Stock Option Plan (the "Plan"). The purpose of the Plan is to compensate the chief executive officer of the Company ("CEO") and the president and chief operating officer of the Company ("COO," together with the CEO, the "Key Officers") with stock options ("Options") to induce their entry into employment agreements (as to each, their "Employment Agreement") or otherwise to induce them to remain as employees of the Company, and in either event to provide an incentive for them to improve the Company's performance. Without the Plan, the Board does not believe it can attract and retain the caliber of officers necessary to operate the Company in today's competitive environment. An extremely competitive market currently exists for senior executive officers and valuable stock options owned by senior management of competitors of the Company make a generous stock option plan necessary to attract and retain officers.

         (b) Designation of Stock Options as Non-Qualified Stock Options. Options granted under the Plan shall not be treated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       ADMINISTRATION OF THE PLAN

         (a) Creation of the Committee. This Plan will be administered by a committee of persons (hereinafter, the "Committee") as chosen by the Board of Directors of the Company (the "Board"). The Committee will generally consist of one or more members of the Board. If a Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that otherwise would be the responsibility of the Committee.

         (b) Composition of Committee. With respect to Options granted to a person subject to Rule 16b-3 of the Securities Exchange Act of 1934 or any successor rule ("Rule 16b-3"), unless otherwise determined by the Board, the Committee granting such Options shall be the entire Board or shall be comprised solely of two or more "non-employee directors" as defined by Rule 16b-3. With respect to Options granted to a "covered employee" under
                  Section 162(m) of the Code ("Section 162(m)"), unless otherwise determined by the Board, the Committee granting such Options shall be comprised solely of two or more "outside directors" as defined by Section 162(m). With respect to Options granted to a person subject to both Rule 16b-3 and
                  Section 162(m), unless otherwise determined by the Board, all grants will be made in a manner that complies with both Rule 16b-3 and Section 162(m). The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule.

         (c) Power and Authority of Committee. The Committee will have authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to decide all questions and settle all controversies and disputes which may arise in connection with the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

3.       STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

         (a) Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of this Plan and issuable upon exercise of the Options are shares of the Company's common stock ("Common Stock"), no par value, which may be either unissued or treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in Section 7, the aggregate number of shares of Common Stock covered by the Plan issuable upon exercise of all Options shall be 2,000,000 shares, which shares shall be reserved for issuance upon the exercise of the Options. The maximum number of shares that will be subject to Options granted under the Plan to any Key Officer during any calendar year will be as set forth in
                  Section 4(b)(i) and (ii), subject to adjustment as described in Section 7. (The shares available for Options under this Plan and all other shares of Common Stock of the Company shall be referred to herein as the "Shares.") lf the exercise price of any Option is satisfied by tendering Shares to the Company, only that number of Shares issued net of the Shares tendered shall be considered issued and delivered for purposes of determining the maximum number of Shares available for issuance under this Section.

         (b) Restoration of Unpurchased Shares. If an Option expires or terminates for any reason prior to its exercise in full before the term of the Plan expires, the Shares subject to, but not issued under, such Option shall again be available for other Options hereafter granted.

4.       OPERATION OF THE PLAN

         (a)      Plan Participants. Options shall be granted to the Key
                  Officers.

         (b)      Date of Grants and Allotment.

                  (i) CEO. One hundred and fifty thousand (150,000) Options shall be granted to the CEO on April 1, 2002, and on April 1 of each successive calendar year in which the CEO's Employment Agreement remains in effect. The grant of any Options to the CEO in excess of such number of Options will require the approval of the Committee.

                  (ii) COO. One hundred thousand (100,000) Options shall be granted to the COO on January 1, 2002, and on January 1 of each successive calendar year in which the COO's Employment Agreement remains in effect. The grant of any Options to the COO in excess of such number of Options will require the approval of the Committee.

                  (iii) If a scheduled Grant Date in any given year fall on a day on which trading in the Shares is closed, the action which would have taken place on such Grant Date shall be delayed until the first day after the scheduled Grant Date that trading in the Shares commences.

                  (iv) Each of the dates on which Options are granted under this Section 4(b) shall be referred to herein as a "Grant Date."

         (c) Price. The Option price per Share shall be equal to the fair market value of the underlying Shares on the Grant Date, as determined under Section 4(d) below.

         (d) Fair Market Value. The fair market value of Shares underlying Options granted on any particular Grant Date shall be determined as follows:

                  (i) If the Shares are listed or admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day on the New York Stock Exchange, or if the Shares have not been listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked price on such day as officially quoted on any such exchange;

                  (ii) If the Shares are not then listed or admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such date, in the over-the-counter market as furnished by the National A-2 39 Association of Securities Dealers Automated Quotation ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Committee; or

                  (iii) If the Shares are not then listed or admitted to trading in the over-the counter market, the fair market value shall be the amount determined by the Committee in a manner consistent with Treasury Regulation Section

                           20.2031-2 promulgated under the Code or in such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.

         (e) Duration of Plan; Term of Options. The term of the Plan, unless previously terminated by the Board, is five years. The Board may suspend or terminate the Plan at any time. No Option shall be granted under the Plan unless granted within five years after the adoption of the Plan by the Board, but Options outstanding on the date the Plan terminates shall not be terminated or otherwise affected by virtue of the Plan's expiration. Except as otherwise indicated in Section 6, all Options automatically expire ten years from the Grant Date.

         (f) Vesting of the Options. Subject to Section 6, one-third of the Options granted on a Grant Date shall vest on the first anniversary after the Grant Date; one-third of the Options granted on a Grant Date shall vest on the second anniversary after the Grant Date; and the remaining one-third of Options granted on a Grant Date shall vest on the third anniversary after the Grant Date.

5.       TERMS AND CONDITIONS OF OPTIONS

         (a) Individual Agreements. Options granted under the Plan shall be evidenced by agreements in such form as the Board or the Committee from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan.

         (b)      Required Provisions. Each agreement shall state:

                  (i)      the total number of Shares to which it pertains;

                  (ii) the exercise price for the Shares covered by the Option;

                  (iii)    the time at which the Option becomes exercisable;

                  (iv)     the scheduled expiration date of the Option; and

                  (v) the timing and conditions of issuance of any Option exercise.

         (c) No Fractional Shares. Options shall be granted and shall be exercisable only for whole Shares; no fractional Shares will be issuable upon exercise of any Option granted under the Plan. Fractional Options shall be rounded down to the nearest whole Share number.

         (d) Method of Exercising Options. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the election to exercise the Option and the number of Shares with respect to which it is being exercised, and shall be signed by the person exercising the Option. Such notice shall be accompanied by payment in full of the exercise price for the number of Shares being purchased. Payment may be by any of the following methods or any combination of the following methods:

                  (i)      in cash;

                  (ii)     by bank cashier's check;

                  (iii) pursuant to a loan from the Company if the Board so determines or if the Key Officer's Employment Agreement so provides;

                  (iv) by delivery to the Company of certificates representing the number of Shares then owned by the Key Officer, the fair market value of which (as determined under Section 4(d)) equals the purchase price of the Shares purchased pursuant to the Option, properly endorsed for transfer to the Company, but Shares used for this purpose must have been held by the Key Officer for at least six months, or for such other minimum period as may be established from time to time by the Committee; or

                  (v) with the surrender of vested Options which have a "spread" equal to the amount of payment (with the spread to be determined by the difference between the fair market value of the common stock that is subject to the Option that is being surrendered, as determined in Section 3(d) of the Plan, and the exercise price of the Option being surrendered).

                  The Company shall deliver a certificate or certificates representing the Option Shares to the purchaser as soon as practicable after payment for those Shares has been received. If an Option is exercised by any person other than the Option holder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that are purchased and paid for in full upon the exercise of an Option shall be fully paid and non-assessable.

         (e) No Rights of a Shareholder. A Key Officer shall have no rights as a shareholder with respect to Shares covered by an Option until such Option is exercised and a certificate for the underlying Shares is issued. Upon such exercise of an Option and issuance of a stock certificate, the holder of the Shares of Common Stock so received shall have all the rights of a shareholder of the Company. No adjustment will be made for cash dividends for which the record date is prior to the date a stock certificate is issued upon exercise of an Option.

         (f) Registration Rights. Each grant of Options pursuant to this Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval have been effected or obtained on conditions acceptable to the Committee. Notwithstanding the foregoing, the Company agrees:
                  (i) to keep in effect a registration statement under the Securities Act of 1933, as amended (or any successor statute) (the "1933 Act") with respect to the Shares underlying the Options for as long as any of the Options remain unexercised;
                  (ii) to keep in effect a registration statement under the 1933 Act with respect to the resale of any such Shares, to the extent necessary to permit the Key Officer or any transferee of the Key Officer's Shares (acquired pursuant to an Option) to resell such Shares without any restrictions on the resale of such Shares under the 1933 Act; (iii) to comply with any registration or similar requirements under the laws of any state to the extent necessary to permit the Key Officer or any transferee of the Key Officer with respect to such Shares to resell such Shares without any restrictions on the resale of such Shares under such laws and regulations; (iv) to comply with all state and federal laws and regulations regarding disclosure, so as to permit the Key Officer and any transferee of the Key Officer to resell the Shares underlying the Options without liability under such laws and regulations; and (v) to cause all Shares underlying any Option to be listed or admitted to trading on any securities exchange on which the Shares have been listed or admitted to trading, at the time any Option is exercised.

6.       TERMINATION OF EMPLOYMENT; ASSIGNABILITY; DEATH

         (a) Termination of Employment. Except as more specifically provided in Section 6(b), (c), (d) or (e), below, if any Key Officer ceases to be an employee of the Company prior to March 14, 2004 (in the case of Ornstein) or January 1, 2004 (in the case of Lotz), such Key Officer may, within three months after the date of such Key Officer's termination of employment (but not after the stated expiration date of an Option), exercise any Option that has become vested prior to the date of such termination. If any Key Officer is employed by the Company for the period beginning with the date this Plan is approved by the Board and ending on March 13, 2004 (in the case of Ornstein) or December 31, 2003 (in the case of Lotz), and thereafter ceases to be an employee of the Company, the expiration date for exercise of the Options held by such Key Employee shall not be earlier than ten years from the Grant Date.

         (b) Disability. If the Key Officer is removed as an employee of the Company due to Disability (as deemed in such Key Officer's Employment Agreement), any unvested Option shall become fully vested and the Key Officer (or his representative) may exercise the Options, in whole or in part, at any time prior to the stated expiration date of the Options, and if such removal occurs prior to March 14,2004 (in the case of Ornstein) or January 1,2004 (in the case of Lotz), the expiration date for exercise of the Options shall not be earlier than ten years from the Grant Date.

         (c) Discharge for Cause. If a Key Officer is removed as an employee of the Company for Cause (as such term is defined in such Key Officer's Employment Agreement), the Options shall terminate upon the effective date of the removal. Notwithstanding the foregoing, if such Key Officer is employed by the Company for the period beginning with the date this Plan is approved by the Board and ending on March 13,2004 (in the case of Ornstein) or December 31,2003 (in the case of
                  Lotz), such Key Officer may exercise the Options, in whole or in part, to the extent they were exercisable on the date when the Key Officer's removal was effective, at any time prior to the tenth anniversary of the Grant Date of the Options.

         (d) Termination Without Cause or For Good Reason. If a Key Officer is terminated by the Company without Cause (as such term is defined in such Key Officer's Employment Agreement) or if the Key Officer terminates employment for Good Reason (as such term is defined in such Key Officer's Employment Agreement), any unvested Option held by such Key Officer shall vest immediately, and such Key Officer shall have until the stated expiration date of any Options to exercise them, but if such termination occurs prior to March 14, 2004 (in the case of Ornstein) or January 1,2004 (in the case of Lotz), the expiration date for exercise of the Options shall not be earlier than ten years from the Grant Date.

         (e) Death of Option Holder. If a Key Officer dies while serving as an employee of the Company, any unvested Option held by such Key Officer shall become fully vested and shall be exercisable until the stated expiration date thereof by the person or persons ("successors") to whom such Key Officer's rights pass under will or by the laws of descent and distribution, but if the Key Officer's death occurs prior to March 14, 2004 (in the case of Ornstein) or January 1, 2004 (in the case of Lotz), the expiration date for exercise of the Options shall not be earlier than ten years from the Grant Date. An Option may be exercised (and payment of the Option price made in full) by the successors only after written notice to the Company, specifying the number of shares to be purchased. Such notice shall comply with the provisions of Section 5(f).

         (f) Assignability. No Option or the privileges conferred thereby shall be assignable or transferable by a holder except:

                  (i)      by will or the laws of descent and distribution;

                  (ii) to an immediate family member (which for this purpose is defined as a spouse, a child by blood or adoption, a grandchild by blood or adoption, and any trust, partnership, limited liability company, or other entity whose primary beneficiaries include one or more of any such immediate family members) of the Key Officer holding such Option; or

                  (iii) to an organization exempt from Federal income tax under Section 501(c)(3) or Section 501 (c)(4) of the Code.

         (g) The provisions of this Section 6 shall be subject to call rights with respect to the Options, if any, that are set forth in the Key Officer's Employment Agreement or in any other agreement between the Key Officer and the Company.

7.       CERTAIN ADJUSTMENTS

         The aggregate number of Shares subject to the Plan, the number of Shares covered by outstanding Options, and the price per share stated in such Options shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from a subdivision or consolidation of Shares or any other capital adjustment or from the payment of a stock dividend or from any other increase or decrease in the number of such Shares effected without receipt by the Company of consideration therefor in money, services or property.

8.       COMPLIANCE WITH LEGAL REQUIREMENTS

         (a) Registration Statement Preparation. The Key Officer hereby agrees to supply the Company with such information and to cooperate with the Company, as the Company may reasonably request, in connection with the preparation and filing of the registration statements and amendments thereto under the 1933 Act and applicable state statutes and regulations applicable to the Option Shares.

         (b) Additional Restrictions on Option Exercise. Notwithstanding any provision to the contrary contained herein, a Key Officer may exercise Options only so long as such exercise does not violate the law or any rule or regulation adopted by any applicable governmental authority.

9.       MISCELLANEOUS

         (a) No Funding. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment under the Plan.

         (b) Nevada Law. The Plan and the Options granted thereunder shall be governed by the laws of the State of Nevada.

         (c) Withholding of Taxes. The Company's obligation to issue Shares upon the exercise of an Option shall be subject to the Key Officer's satisfaction of all applicable federal, state, and local income and other .tax withholding requirements.' For these purposes, the Company shall have the right to deduct from any other compensation of the Key Officer any such taxes (including FICA taxes) required by law to be withheld with respect to the granting or exercise of any Options. At the time an Option is exercised by a Key Officer, the Committee, in its sole discretion, may permit the Key Officer to satisfy such, withholding obligations by transferring previously-owned Shares to the Company, or by directing the Company to withhold from Shares otherwise issuable to such Key Officer upon the exercise of the Option. For these purposes, the value of Shares would be determined under Section 3(d) on the date that the amount of tax to be withheld is to be determined.

         (d) Other Employee Benefits. The amount of any compensation deemed to be received by a Key Officer as a result of the exercise or grant of any Options shall not constitute "earnings" with respect to which any other employee benefits of such Key Officer are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

DATED to be effective as of ____________ October 30, 2001 _____________.

                                          MESA AIR GROUP, INC.

                                          By: /S/ Jonathan Ornstein
                                              ---------------------------------
                                                Jonathan Ornstein
                                              Chairman of the Board

ATTESTED BY:

By: /S/ Brian S. Gillman
    -------------------------
      Brian S. Gillman
         Secretary